UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2017

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Lakeside Boulevard, Suite 100 The Woodlands, TX	77381
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (281) 362-6800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
As previously announced by Newpark Resources, Inc. (the “Company”), Bruce Smith, the former Executive Vice President of Newpark and President, Newpark Drilling Fluids (“NDF”) will become the Company’s Chief Technology Officer - Fluids effective July 1, 2017. As also previously announced, Phillip T. Vollands, the former President, Western Hemisphere of NDF will assume the role of Vice President of the Company and President of NDF effective July 1, 2017.
In connection with such transition, on July 1, 2017, Newpark entered into an Employment Agreement with Mr. Vollands (the “Vollands Employment Agreement”) under which Mr. Vollands will serve as Vice President of Newpark and President of NDF. Prior to July 1, 2017, Mr. Vollands was employed as President, North America for NDF and then as President, Western Hemisphere for NDF, under an Employment Agreement by and between Mr. Vollands and NDF dated October 15, 2013 (the “Prior Employment Agreement”). The Vollands Employment Agreement supersedes the Prior Vollands Employment Agreement as more specifically provided in the Vollands Employment Agreement.
Under the terms of the Vollands Employment Agreement, the Company has agreed to employ Mr. Vollands for an initial three year term commencing on July 1, 2017 with automatic renewal for successive one-year terms thereafter unless either party seeks to terminate his employment by giving the other party written notice at least 60 days prior to the expiration of the then applicable employment term. The Company will pay Mr. Vollands an annual base salary of $385,000. Mr. Vollands will have an opportunity under the Company’s annual cash incentive plan to earn a cash bonus of between 0% (in the event target objectives are not met) and 130% of his annual base salary based on performance measures and goals to be set by the Company’s Compensation Committee. The target award for Mr. Vollands is equal to 65% of his annual base salary. In addition, at the discretion of the Compensation Committee based upon goals to be established by the Compensation Committee at the beginning of each year, he may have the opportunity to earn an incentive bonus beyond 130% of his base salary, subject to the deferred payment requirements of the annual cash incentive plan.
Mr. Vollands will also be eligible to receive annual stock options and restricted share awards under the Company’s equity incentive plans, as determined at the discretion of the Company’s Compensation Committee. Mr. Vollands is also entitled to four weeks of paid vacation annually and the right to participate in the Company’s life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to the Company’s executive personnel. Mr. Vollands will also receive reimbursement in full for all reasonable and necessary business, entertainment and travel expenses incurred or expended by the executive in the performance of his duties. The Company has also agreed to provide Mr. Vollands a car allowance of $1,300 per month.
Under the Vollands Employment Agreement, the Company and Mr. Vollands may terminate his employment at any time. If the Company terminates Mr. Vollands other than for “Cause” or Mr. Vollands terminates his employment for “Good Reason” (as such terms are defined in the Vollands Employment Agreement), Mr. Vollands will be entitled to receive, subject to the execution of a general release of claims, the following benefits: (i) severance pay in an amount equal to Mr. Vollands’s then-current base salary plus target award incentive for the greater of the remaining initial term of employment or for one year, (ii) medical, dental and life insurance coverage continuation for the greater of the remaining period of the employment term or twelve months, subject to an overall maximum of eighteen months paid by the Company, and (iii) payment of cost of outplacement services obtained by Mr. Vollands within one year after termination, not to exceed $20,000. In the event of termination of employment due to death or disability, Mr. Vollands will be entitled to the following: (i) earned but unpaid base salary and earned but unpaid bonuses, and (ii) reimbursement of any unpaid business expenses. If Mr. Vollands’s employment is terminated by the Company for “Cause” or by Mr. Vollands without “Good Reason,” Mr. Vollands will be entitled to receive unpaid base salary and other earned compensation through the date of termination.
The Vollands Employment Agreement contains confidentiality provisions binding on Mr. Vollands as well as non-competition provisions applicable for twenty-four (24) months following the effective date of termination of employment.
The Company and Mr. Vollands previously entered into a Change of Control Agreement dated October 15, 2013. The Change of Control Agreement was in a form similar to the form of Change of Control previously filed by the Company with the Securities and Exchange Commission (“SEC”) and the benefits thereunder are described in the Company’s Proxy Statement for the 2017 Annual Meeting, filed with the SEC on April 6, 2017.
Other than with respect to his employment with the Company, Mr. Vollands does not have any material relationship with any director or executive officer of the Company, the Company or its affiliates and has no family relationships with any directors or officers of the Company.
Also in connection with the transition, the Company entered into an Amended and Restated Employment Agreement with Mr. Smith (the “Smith Employment Agreement”). The Smith Employment Agreement provides for the change in Mr. Smith’s position and is otherwise consistent in all material respects with the current terms of his employment under the Employment

Agreement previously entered into between the Company and Mr. Smith dated April 20, 2007 (as amended, the “Prior Smith Employment Agreement”). The Smith Employment Agreement supersedes the Prior Smith Employment Agreement as more specifically provided in the Smith Employment Agreement.
The foregoing descriptions of the Vollands Employment Agreement and Smith Employment Agreement are not complete and are qualified in their entirety by reference to the copies thereof attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Employment Agreement, dated as of July 1, 2017, by and between Newpark Resources, Inc. and Phillip T. Vollands.

	10.2	Amended and Restated Employment Agreement, dated as of July 1, 2017, by and between Newpark Resources, Inc. and Bruce Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated:	July 3, 2017	By:	/s/ Mark J. Airola
Mark J. Airola
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of July 1, 2017, by and between Newpark Resources, Inc. and Phillip T. Vollands.

10.2	Amended and Restated Employment Agreement, dated as of July 1, 2017, by and between Newpark Resources, Inc. and Bruce Smith.